Exhibit 99.1

SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 3, 2005, between Argosy Gaming Company, a Delaware corporation (the “Company”) and J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 12, 2004, providing for the issuance of (and pursuant to which the Company has issued) $350.0 million aggregate principal amount of the Company’s 7% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of November 3, 2004, as amended (the “Merger Agreement”), with Penn National Gaming, Inc., a Pennsylvania corporation (“Penn National”), and Thoroughbred Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and a wholly owned subsidiary of Penn National, pursuant to which on the terms and conditions set forth therein, Penn National agreed to acquire the Company through a merger of the Company with Acquisition Corp., with the Company surviving as a wholly owned subsidiary of Penn National;

WHEREAS, Acquisition Corp. has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”) pursuant to an Offer to Purchase and Consent Solicitation Statement dated July 21, 2005 (the “Statement”);

WHEREAS, pursuant to the Tender Offer, Acquisition Corp. also has requested that Holders of the Notes deliver their consents (the “Consents”) with respect to certain amendments to the Indenture and waivers of any and all defaults resulting from the consummation of the transactions contemplated by the Merger Agreement, any transactions related thereto and the financing in connection therewith;

WHEREAS, Section 9.02 of the Indenture provides that (i) the Company and the Trustee may amend or supplement the Indenture and the Notes, and (ii) subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived, in either case, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (other than Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company) (the “Outstanding Notes”) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

WHEREAS, the Holders of at least a majority of the Outstanding Notes have duly consented to the proposed modifications and waivers set forth in this First Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this First Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 12.04 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this First Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows.

ARTICLE ONE
AMENDMENTS

SECTION 1.01.  Amendments.  Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting the following provisions and all references thereto:

(a)           Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 (subject to Section 1.02 hereof), 4.10, 4.11, 4.12, 4.14, 4.15 (subject to Section 1.02 hereof), 4.16, 4.17 and 4.19, in each case, in their entireties;

(b)           the provisions of Section 5.01 other than those set forth below:

“The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company unless (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture.  This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiaries”;

(c)           subsections (3) through (11), inclusive, of Section 6.01, in each case, in their entireties; and

(d)           subsections (2), (3), (6) and (7) of Section 8.04, in each case, in their entireties.

Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections, Article or subsections and such deleted Sections, Article or subsections shall not be considered in determining whether a Default or Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

SECTION 1.02.    Definition of Senior Indebtedness.  The references to “Section 4.09 or 4.15” shall not be deleted from the definition of “Senior Indebtedness” in the Indenture, and Sections 4.09 and 4.15 shall remain in the Indenture solely for purposes of such references in the definition of “Senior Indebtedness.”

SECTION 1.02.    Amendment of Section 8.04(a).  Subject to Section 3.01 hereof, Section 8.04(a) of the Indenture is hereby amended by deleting the reference to “the Company” therein and replacing such reference with the words “any person.”

SECTION 1.03.  Amendment of Definitions.  Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Sections 1.01, 1.02 and 1.03 hereof.

ARTICLE TWO
WAIVERS

SECTION 2.01.    Waiver of Defaults.  Effective as of the date hereof, any and all Defaults, Events of Defaults and other defaults resulting from the consummation of the transactions contemplated by the Merger Agreement, any transactions related thereto and any financing in connection therewith are hereby waived.

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01.  Effect of Supplemental Indenture.  Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.  From and after the date of this First Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this First Supplemental Indenture.  This First Supplemental Indenture shall become operative at such time as the Company accepts for payment, pursuant to the Tender Offer, Consents of the Holders of at least a majority in principal amount of the Outstanding Notes.

SECTION 3.02.  GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 3.03.  No Representations by Trustee.  The recitals contained herein shall be taken as the statement of the Company and the Trustee assumes no responsibility for the correctness or completeness of the same.

SECTION 3.04.  Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date hereof.

ARGOSY GAMING COMPANY

By:	/s/ Dale R. Black
Name:	Dale R. Black
Title:	Senior Vice President and
Chief Financial Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ George N. Reeves
Name:	George N. Reeves
Title:	Title: Vice President